Exhibit 99.1

Doma Reports Second Quarter 2023 Financial Results

Unveils new strategy focused on both directly licensing its patented Instant Underwriting technology to largest mortgage originators and secondary market purchasers, and the continued rollout of Instant Underwriting technology for its Independent Agents to serve traditional channels

Continues making progress towards reaching adjusted EBITDA profitability in 2023

Recently divested non-core Local retail business to align with new strategy

SAN FRANCISCO--(Business Wire)--August 8, 2023-- Doma Holdings, Inc. (NYSE: DOMA) (“Doma” or the “Company”), a leading force for disruptive change in the real estate industry, today reported quarterly financial results and key operating data for the three months ended June 30, 2023(1).

Second Quarter 2023 Business Highlights(2):

●	Total revenues of $89 million, up 19% versus Q1 2023

●	Retained premiums and fees of $31 million, up 22% versus Q1 2023

●	Gross profit of $6 million, up 312% versus Q1 2023

●	Adjusted gross profit of $9 million, up 97% versus Q1 2023

●	Adjusted EBITDA loss of $14 million, compared to a loss of $22 million in Q1 2023

●	Purchase closed orders up 26% versus Q1 2023, Refinance closed orders down 16% versus Q1 2023, and Total closed orders up 12% versus Q1 2023

“We’re excited to unveil a new strategy that will ensure our patented technology helps address the significant home affordability challenge facing millions of Americans. We believe our strengthened focus on deploying our instant underwriting technology on a broader scale, through both licensing our software and working with our independent agent community, will enable us to grow the business in a more capital-efficient manner,” said Max Simkoff, CEO of Doma. “Initially as part of our new licensing strategy, we will focus on licensing our technology directly to several of the largest mortgage originators and secondary market purchasers in the country, so that they can utilize our patented underwriting technologies platform to instantly and safely ensure clear title for their customers while significantly reducing the amount of fees paid by consumers. We are in discussion with several of these parties regarding a commercial framework that would allow us to bring this model to life at a crucial period.”

Simkoff added, “With home affordability still at record lows, there has never been a more critical time for us to realize our bold vision and I can say that with our new go-forward strategy, we have never been more strongly positioned to make a true impact and to make homeownership more affordable. Aligned with this focus on our underwriting business and the licensing of our technology, we have now fully exited all Local retail operations nationwide. I want to thank our local team for their hard work and dedication over the years.”

“We remain focused on reaching our goal of achieving adjusted EBITDA profitability this year and we were pleased to see an $8 million improvement in our adjusted EBITDA loss this quarter,” said Mike Smith, Chief Financial Officer of Doma. “We expect to see a further significant adjusted EBITDA improvement from Q2 to Q3, driven by the continued benefit of the cost reduction actions implemented at the end of 2022, cost savings related to our most recent reductions, the sale of our Local business, and additional savings as we continue to further streamline expenses. We believe the steps we have taken reposition the business to succeed in any macroeconomic environment, and we remain highly focused on successfully executing on implementing our new strategy. We look forward to providing updates over the coming quarters.”

(1) Doma completed its business combination with Capitol Investment Corp. V ("Capitol") on July 28, 2021. The financial results and key operating data included in this fourth quarter release include operating results of Doma prior to completion of the business combination and operating results of the combined company subsequent to completion of the business combination.

(2) Reconciliations of retained premiums and fees, adjusted gross profit, and the other financial measures used in this press release that are not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) to the nearest measures prepared in accordance with GAAP have been provided in this press release in the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Non-GAAP Financial Measures

Some of the financial information and data contained in this press release, such as retained premiums and fees, adjusted gross profit and adjusted EBITDA, have not been prepared in accordance with United States generally accepted accounting principles ("GAAP"). Retained premiums and fees is defined as revenue less premiums retained by third-party agents. Adjusted gross profit is defined as gross profit (loss), adjusted to exclude the impact of depreciation and amortization. Adjusted EBITDA is defined as net income (loss) before interest, income taxes, depreciation and amortization, and further adjusted to exclude the impact of stock-based compensation, severance costs, goodwill impairment, long-lived asset impairment, the change in fair value of warrant and sponsor covered shares liabilities, loss on sale of business, gain on sale of title plant, and accelerated contract expense. Doma believes that the use of retained premiums and fees, adjusted gross profit and adjusted EBITDA provides additional tools to assess operational performance and trends in, and in comparing Doma's financial measures with, other similar companies, many of which present similar non-GAAP financial measures to investors. Doma’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial measures determined in accordance with GAAP. Because of the limitations of non-GAAP financial measures, you should consider the non-GAAP financial measures presented herein in conjunction with Doma’s financial statements and the related notes thereto. Please refer to the non-GAAP reconciliations in this press release for a reconciliation of these non-GAAP financial measures to the most comparable financial measure prepared in accordance with GAAP.

Conference Call Information

Doma will host a conference call at 5:00 PM Eastern Time today on Tuesday, August 8, to present its second quarter 2023 financial results.

Dial-in Details: To access the call by phone, please go to this link (https://register.vevent.com/register/BI8c1b5c66f8924d9391e4d3f76b156599) and you will be provided with dial-in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time.

The live webcast of the call will be accessible on the Company’s website at investor.doma.com. Approximately two hours after conclusion of the live event, an archived webcast of the conference call will be accessible from the Investor Relations section of the Company’s website for twelve months.

About Doma Holdings, Inc.

Doma is a real estate technology company that is disrupting a century-old industry by building an instant and frictionless home closing experience for buyers and sellers. Doma uses proprietary machine intelligence technology and deep human expertise to create a vastly more simple and affordable experience for everyone involved in a residential real estate transaction, including current and prospective homeowners, mortgage lenders, title agents, and real estate professionals. With Doma, what used to take days can now be done in minutes, replacing an arcane and cumbersome process with a digital experience designed for today’s world. To learn more visit doma.com.

Forward-Looking Statements Legend

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "estimate," "plan," "project," "forecast," "intend," "will," "expect," "anticipate," "believe," "seek," "target" or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. The absence of these words does not mean that a statement is not forward-looking. Such statements are based on the beliefs of, as well as assumptions made by information currently available to Doma management. These forward-looking statements include, but are not limited to, statements regarding our ability to offer our technology through, and enter into commercial relationships with, primary and/or secondary mortgage market participants and/or their customers, estimates and forecasts of financial and performance metrics, projections of market opportunity, total addressable market ("TAM"), market share and competition. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectation of Doma’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict, will differ from assumptions and are beyond the control of Doma.

These forward-looking statements are subject to a number of risks and uncertainties, including changes in business, market, financial, political and legal conditions; risks relating to the uncertainty of the projected financial information with respect to Doma; future global, regional or local economic, political, market and social conditions, including due to the COVID-19 pandemic; the development, effects and enforcement of laws and regulations, including with respect to the title insurance industry; Doma’s ability to manage its future growth or to develop or acquire enhancements to its platform; the effects of competition on Doma’s future business; the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; and those other factors described in Part I, Item 1A - “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2022 and any subsequent reports filed by Doma from time to time with the U.S. Securities and Exchange Commission (the “SEC”).

If any of these risks materialize or Doma’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Doma does not presently know or that Doma currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Doma’s expectations, plans or forecasts of future events and views as of the date of this press release. Doma anticipates that subsequent events and developments will cause Doma’s assessments to change. However, while Doma may elect to update these forward-looking statements at some point in the future, Doma specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Doma’s assessment as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Key Operating and Financial Indicators

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(Unaudited - in thousands, except for open and closed order numbers)
Key operating data:
Opened orders	8,368	25,231	18,308	60,423
Closed orders	7,036	18,799	13,316	46,146
GAAP financial data:
Revenue (1)	$88,853	$123,744	$163,221	$235,951
Gross profit (2)	$5,747	$7,143	$7,143	$14,277
Net loss (3)	$(35,877)	$(58,652)	$(78,000)	$(108,678)
Non-GAAP financial data (4):
Retained premiums and fees	$30,689	$49,106	$55,873	$100,711
Adjusted gross profit	$8,818	$10,890	$13,289	$21,260
Ratio of adjusted gross profit to retained premiums and fees	29%	22%	24%	21%
Adjusted EBITDA	$(13,707)	$(43,390)	$(35,298)	$(88,295)

_________________

(1)	Revenue is comprised of (i) net premiums written, (ii) escrow, other title-related fees and other, and (iii) investment, dividend and other income.
(2)

Gross profit, calculated in accordance with GAAP, is calculated as total revenue, minus premiums retained by third-party agents, direct labor expense (including mainly personnel expense for certain employees involved in the direct fulfillment of policies) and direct non-labor expense (including mainly title examination expense, provision for claims, and depreciation and amortization). In our consolidated income statements, depreciation and amortization is recorded under the “other operating expenses” caption.

(3)	Net loss is made up of the components of revenue and expenses.
(4)	Retained premiums and fees, adjusted gross profit and adjusted EBITDA are non-GAAP financial measures.

Non-GAAP Financial Measures

Retained premiums and fees

The following table reconciles our retained premiums and fees to our gross profit, the most closely comparable GAAP financial measure, for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(Unaudited - in thousands)
Revenue	$88,853	$123,744	$163,221	$235,951
Minus:
Premiums retained by Third-Party Agents	58,164	74,638	107,348	135,240
Retained premiums and fees	$30,689	$49,106	$55,873	$100,711
Minus:
Direct labor	9,931	23,890	22,868	51,688
Provision for claims	5,780	6,310	9,739	10,921
Depreciation and amortization	3,071	3,747	6,146	6,983
Other direct costs (1)	6,160	8,016	9,977	16,842
Gross Profit	$5,747	$7,143	$7,143	$14,277

__________________

(1)	Includes title examination expense, office supplies, and premium and other taxes.

Adjusted gross profit

The following table reconciles our adjusted gross profit to our gross profit, the most closely comparable GAAP financial measure, for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(Unaudited - in thousands)
Gross Profit	$5,747	$7,143	$7,143	$14,277
Adjusted for:
Depreciation and amortization	3,071	3,747	6,146	6,983
Adjusted Gross Profit	$8,818	$10,890	$13,289	$21,260

Adjusted EBITDA

The following table reconciles our adjusted EBITDA to our net loss, the most closely comparable GAAP financial measure, for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(Unaudited - in thousands)
Net loss (GAAP)	$(35,877)	$(58,652)	$(78,000)	$(108,678)
Adjusted for:
Depreciation and amortization	3,071	3,747	6,146	6,983
Interest expense	5,943	4,489	10,932	8,696
Income taxes	185	136	370	321
EBITDA	$(26,678)	$(50,280)	$(60,552)	$(92,678)
Adjusted for:
Stock-based compensation	1,293	8,255	6,990	19,648
Severance and interim salary costs	2,730	3,828	9,150	3,828
Long-lived asset impairment	1,290	—	1,471	—
Change in fair value of Warrant and Sponsor Covered Shares liabilities	(108)	(5,193)	(123)	(19,093)
Loss on sale of business	11,591	—	11,591	—
Gain on sale of title plant	(3,825)	—	(3,825)	—
Adjusted EBITDA	$(13,707)	$(43,390)	$(35,298)	$(88,295)

The following table reconciles our adjusted gross profit to our adjusted EBITDA, for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(Unaudited - in thousands)		(Unaudited - in thousands)
Adjusted Gross Profit	$8,818	$10,890	$13,289	$21,260
Minus:
Customer acquisition costs	3,748	14,853	8,772	30,778
Other indirect costs (1)	18,777	39,427	39,815	78,777
Adjusted EBITDA	$(13,707)	$(43,390)	$(35,298)	$(88,295)

__________________

(1)	Includes corporate support, research and development, and other operating costs.

Doma Holdings, Inc.

Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
(Unaudited - in thousands, except share and per share information)	2023	2022	2023	2022
Revenues:
Net premiums written (1)	$78,962	$108,926	$145,732	$204,592
Escrow, other title-related fees and other	8,292	14,366	14,890	30,479
Investment, dividend and other income	1,599	452	2,599	880
Total revenues	$88,853	$123,744	$163,221	$235,951

Expenses:
Premiums retained by Third-Party Agents (2)	$58,164	$74,638	$107,348	$135,240
Title examination expense	4,164	5,146	6,164	11,127
Provision for claims	5,780	6,310	9,739	10,921
Personnel costs	27,622	73,233	68,191	151,026
Other operating expenses	13,924	23,637	29,363	46,391
Long-lived asset impairment	1,290	—	1,471	—
Gain on sale of title plant	(3,825)	—	(3,825)	—
Total operating expenses	$107,119	$182,964	$218,451	$354,705

Loss from operations	$(18,266)	$(59,220)	$(55,230)	$(118,754)

Other (expense) income:
Change in fair value of Warrant and Sponsor Covered Shares liabilities	108	5,193	123	19,093
Interest expense	(5,943)	(4,489)	(10,932)	(8,696)
Loss on sale of business	(11,591)	—	(11,591)	—
Loss before income taxes	$(35,692)	$(58,516)	$(77,630)	$(108,357)

Income tax expense	(185)	(136)	(370)	(321)
Net loss	$(35,877)	$(58,652)	$(78,000)	$(108,678)

Earnings per share:
Net loss per share attributable to stockholders - basic and diluted	$(2.69)	$(4.51)	$(5.88)	$(8.38)
Weighted average shares outstanding common stock - basic and diluted	13,324,215	12,994,869	13,259,894	12,975,354

__________________

(1)	Net premiums written includes revenues from a related party of $33.5 million and $33.7 million during the three months ended June 30, 2023 and 2022, respectively. Net premiums written includes revenues from a related party of $63.5 million and $61.3 million during the six months ended June 30, 2023 and 2022, respectively.
(2)	Premiums retained by Third-Party Agents includes expenses associated with a related party of $27.1 million and $27.2 million during the three months ended June 30, 2023 and 2022, respectively. Premiums retained by Third-Party Agents includes expenses associated with a related party of $51.2 million and $49.6 million during the six months ended June 30, 2023 and 2022, respectively.

Doma Holdings, Inc.

Consolidated Balance Sheets

(Unaudited - in thousands, except share information)	June 30, 2023	December 31, 2022
Assets
Cash and cash equivalents	$77,610	$78,450
Restricted cash	4,934	2,933
Investments:
Fixed maturities
Held-to-maturity debt securities, at amortized cost (net of allowance for credit losses of $254 at June 30, 2023 and $440 at December 31, 2022)	41,578	90,328
Available-for-sale debt securities, at fair value (amortized cost $58,106 at June 30, 2023 and $59,191 at December 31, 2022)	57,021	58,254
Mortgage loans	46	297
Total investments	$98,645	$148,879
Trade and other receivables (net of allowance for credit losses of $1,428 at June 30, 2023 and $1,488 at December 31, 2022)	24,963	21,292
Prepaid expenses, deposits and other assets	5,468	8,124
Lease right-of-use assets	13,424	18,634
Fixed assets (net of accumulated depreciation of $26,998 at June 30, 2023 and $24,532 at December 31, 2022)	36,497	39,383
Title plants	2,716	14,533
Goodwill	27,009	46,280
Total assets	$291,266	$378,508

Liabilities and stockholders’ equity
Accounts payable	$2,128	$2,909
Accrued expenses and other liabilities	19,478	28,892
Lease liabilities	21,740	27,489
Senior secured credit agreement, net of debt issuance costs and original issue discount	153,164	154,790
Liability for loss and loss adjustment expenses	83,660	82,070
Warrant liabilities	347	347
Sponsor Covered Shares liability	96	219
Total liabilities	$280,613	$296,716

Commitments and contingencies

Stockholders’ equity:

Common stock, 0.0001 par value; 80,000,000 shares authorized at June 30, 2023; 13,350,733 and 13,165,919 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	$1	$1
Additional paid-in capital	584,525	577,515
Accumulated deficit	(572,787)	(494,787)
Accumulated other comprehensive income	(1,086)	(937)
Total stockholders’ equity	$10,653	$81,792
Total liabilities and stockholders’ equity	$291,266	$378,508

Quarterly Results of Operations and Other Data

The following tables set forth our selected unaudited quarterly consolidated statements of operations data for each of the quarters indicated. The information for each quarter has been prepared on a basis consistent with our audited consolidated financial statements, and reflect, in the opinion of management, all adjustments, which consist only of a normal, recurring nature that are necessary for a fair statement of the financial information contained in those financial statements. Our historical results are not necessarily indicative of the results that may be expected in the future. The following quarterly financial data should be read in conjunction with our consolidated financial statements.

Consolidated Statements of Operations

	Three Months Ended
(Unaudited - in thousands)	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023
Revenues:
Net premiums written	$109,271	$141,491	$116,598	$95,666	$108,926	$94,488	$86,173	$66,770	$78,962
Escrow, other title-related fees and other	20,065	20,452	20,493	16,113	14,366	12,627	8,902	6,598	8,292
Investment, dividend and other income	650	639	588	428	452	741	1,299	1,000	1,599
Total revenues	$129,986	$162,582	$137,679	$112,207	$123,744	$107,856	$96,374	$74,368	$88,853

Expenses:
Premiums retained by Third-Party Agents	$65,181	$91,596	$71,330	$60,602	$74,638	$65,141	$61,095	$49,184	$58,164
Title examination expense	5,500	5,289	6,495	5,981	5,146	3,709	3,425	2,000	4,164
Provision for claims	6,807	6,685	4,594	4,611	6,310	4,665	1,154	3,959	5,780
Personnel costs	53,954	62,410	78,306	77,793	73,233	60,481	48,432	40,569	27,622
Other operating expenses	17,181	21,693	26,912	22,754	23,637	20,656	26,172	15,439	13,924
Goodwill impairment	—	—	—	—	—	33,746	31,461	—	—
Long-lived asset impairment	—	—	—	—	—	—	32,027	181	1,290
Gain on sale of title plant	—	—	—	—	—	—	—	—	(3,825)
Total operating expenses	$148,623	$187,673	$187,637	$171,741	$182,964	$188,398	$203,766	$111,332	$107,119

Loss from operations	$(18,637)	$(25,091)	$(49,958)	$(59,534)	$(59,220)	$(80,542)	$(107,392)	$(36,964)	$(18,266)

Other income (expense):
Change in fair value of warrant and Sponsor Covered Shares liabilities	—	(4,478)	11,169	13,900	5,193	1,438	786	15	108
Interest expense	(4,451)	(4,531)	(4,519)	(4,207)	(4,489)	(4,584)	(4,800)	(4,989)	(5,943)
Loss on sale of business	—	—	—	—	—	—	—	—	(11,591)
Loss before income taxes	$(23,088)	$(34,100)	$(43,308)	$(49,841)	$(58,516)	$(83,688)	$(111,406)	$(41,938)	$(35,692)

Income tax expense	(211)	(170)	(421)	(185)	(136)	(425)	1,988	(185)	(185)
Net loss	$(23,299)	$(34,270)	$(43,729)	$(50,026)	$(58,652)	$(84,113)	$(109,418)	$(42,123)	$(35,877)

Reconciliation of GAAP to Non-GAAP Measures

The following tables present our reconciliation of GAAP measures to non-GAAP measures for the historical periods indicated.

Retained premiums and fees

	Three Months Ended
(Unaudited - in thousands)	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023
Revenue	$129,986	$162,582	$137,679	$112,207	$123,744	$107,856	$96,374	$74,368	$88,853
Minus:
Premiums retained by Third-Party Agents	65,181	91,596	71,330	60,602	74,638	65,141	61,095	49,184	58,164
Retained premiums and fees	$64,805	$70,986	$66,349	$51,605	$49,106	$42,715	$35,279	$25,184	$30,689
Minus:
Direct labor	20,902	23,948	26,787	27,798	23,890	20,220	14,665	12,937	9,931
Provision for claims	6,807	6,685	4,594	4,611	6,310	4,665	1,154	3,959	5,780
Depreciation and amortization	3,021	1,978	2,615	3,236	3,747	4,251	4,785	3,075	3,071
Other direct costs(1)	7,561	10,073	10,322	8,826	8,016	6,224	5,478	3,817	6,160
Gross Profit	$26,514	$28,302	$22,031	$7,134	$7,143	$7,355	$9,197	$1,396	$5,747

__________________

(1)	Includes title examination expense, office supplies, and premium and other taxes.

Adjusted gross profit

	Three Months Ended
(Unaudited - in thousands)	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023
Gross Profit	$26,514	$28,302	$22,031	$7,134	$7,143	$7,355	$9,197	$1,396	$5,747
Adjusted for:
Depreciation and amortization	3,021	1,978	2,615	3,236	3,747	4,251	4,785	3,075	3,071
Adjusted Gross Profit	$29,535	$30,280	$24,646	$10,370	$10,890	$11,606	$13,982	$4,471	$8,818

Adjusted EBITDA

	Three Months Ended
(Unaudited - in thousands)	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023
Net loss (GAAP)	$(23,299)	$(34,270)	$(43,729)	$(50,026)	$(58,652)	$(84,113)	$(109,418)	$(42,123)	$(35,877)
Adjusted for:
Depreciation and amortization	3,021	1,978	2,615	3,236	3,747	4,251	4,785	3,075	3,071
Interest expense	4,451	4,531	4,519	4,207	4,489	4,584	4,800	4,989	5,943
Income taxes	211	170	421	185	136	425	(1,988)	185	185
EBITDA	$(15,616)	$(27,591)	$(36,174)	$(42,398)	$(50,280)	$(74,853)	$(101,821)	$(33,874)	$(26,678)
Adjusted for:
Stock-based compensation	3,713	3,004	11,040	11,393	8,255	7,746	6,293	5,697	1,293
Severance and interim salary costs	—	—	—	—	3,828	4,567	11,218	6,420	2,730
Goodwill impairment	—	—	—	—	—	33,746	31,461	—	—
Long-lived asset impairment	—	—	—	—	—	—	32,027	181	1,290
Change in fair value of warrant and Sponsor Covered Shares liabilities	—	4,478	(11,169)	(13,900)	(5,193)	(1,438)	(786)	(15)	(108)
Accelerated contract expense	—	—	—	—	—	—	5,221	—	—
Loss on sale of business	—	—	—	—	—	—	—	—	11,591
Gain on sale of title plant	—	—	—	—	—	—	—	—	(3,825)
Adjusted EBITDA	$(11,903)	$(20,109)	$(36,303)	$(44,905)	$(43,390)	$(30,232)	$(16,387)	$(21,591)	$(13,707)

Investor Contact: Carlee Herzog | Head of Investor Relations for Doma | ir@doma.com

SOURCE Doma Holdings, Inc.